UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 15, 2009
Home BancShares, Inc.
(Exact name of registrant as specified in its charter)

Arkansas (State or other jurisdiction of incorporation)	000-51904 (Commission File Number)	71-0682831 (IRS Employer Identification No.)

719 Harkrider, Suite 100, Conway, Arkansas (Address of principal executive offices)	72032 (Zip Code)
Registrant’s telephone number, including area code: (501) 328-4770
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On September 15, 2009, Home BancShares, Inc. (the “Company”) and its subsidiary bank, Centennial Bank (the “Bank”), entered into an Underwriting Agreement between the Company, the Bank and Stephens Inc. and RBC Capital Markets Corporation, as representatives of the several underwriters named in Schedule I thereto (the “Underwriters”), providing for, among other things, the issuance and sale by the Company to the Underwriters of 4,950,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), and, at the election of the Underwriters, up to 742,500 additional shares of Common Stock to cover over-allotments, if any. The shares are to be issued at a public offering price of $19.85 per share.
     Each of the Company’s directors and executive officers has entered into a lock-up agreement and has agreed, for a period of 90 days after the date of the Underwriting Agreement, subject to specified exceptions, not to directly or indirectly offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any Common Stock, or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the director or executive officer or with respect to which the director or executive officer has or acquires the power of disposition, or file any registration statement with respect to any of the foregoing, without the prior written consent of Stephens Inc. and RBC Capital Markets Corporation. The form of Lock-Up Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
     The shares were registered for offer and sale pursuant to an effective Registration Statement on Form S-3 filed with the U.S. Securities and Exchange Commission on August 10, 2009.
     The Underwriting Agreement contains customary representations, warranties and covenants that are valid as between the parties and as of the date of entering into such Underwriting Agreement, and are not factual information to investors about the Company.
     The above description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this report and is incorporated herein by reference.
Item 8.01 Other Events.
     On September 21, 2009, the Company announced that it had raised $98.3 million through its previously announced public offering by issuing 4,950,000 shares of common stock. A copy of the related press release dated September 21, 2009, is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
     The shares were sold at a price to the public of $19.85 per share. Net proceeds to the Company after deducting the underwriting discount of $0.94 per share, or a total underwriting discount of $4.7 million, and estimated offering expenses of approximately $240,000, are expected to be approximately $93.4 million.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated as of September 15, 2009
5.1	Opinion of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C.
10.1	Form of Lock-Up Agreement
23.1	Consent of Mitchell, Williams, Selig, Gates & Woodyard, P.L.L.C. (included in Exhibit 5.1)
99.1	Press Release dated September 21, 2009

SIGNATURE:
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Home BancShares, Inc. (Registrant)
September 21, 2009	/s/ Randy Mayor
(Date)	Randy Mayor
Chief Financial Officer

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